Exhibit 10.1

PROMISSORY NOTE

$400,000	Minneapolis, Minnesota
June 30, 2005

FOR VALUE RECEIVED, Angeion Corporation, a Minnesota corporation (referred to herein as “Maker”), promises to pay to the order of ELA Medical, Inc. (directly and as agent for ELA Medical, S.A.S.) and its assigns (referred to herein as “Holder”), at 2950 Xenium Lane North, Plymouth Minnesota 55441 or at such other place as the Holder may designate in writing, without interest, the principal sum of Four Hundred Thousand Dollars ($400,000), in lawful money of the United States, payable Two Hundred Thousand ($200,000) on December 31, 2005 and Two Hundred Thousand Dollars on June 30, 2006.

Maker, at any time, and from time to time, has the right to prepay all or any part of the said indebtedness at any time even if demand has not been made therefore.

No delay or omission on the part of Holder in exercising any right hereunder will operate as a waiver of such right or of any other remedy under this Note.  A waiver on any one occasion may not be construed as a bar to or waiver of any such right or remedy on a future occasion.

The undersigned agrees to pay this Note; waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; and agrees that nothing, except full payment, will affect its liability on this Note.

This Note is to be governed by and construed under Minnesota law, and Maker hereby consents to the personal jurisdiction of the state and federal courts of Minnesota.

Angeion Corporation

/s/ Rodney A. Young
By: Rodney A. Young
President and Chief Executive Officer